UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2014

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On January 29, 2014, Post Holdings, Inc. (the “Company” or “Post”) entered into a Credit Agreement (the “Credit Agreement”) among the Company, the institutions from time to time party thereto as Lenders (the “Lenders”), Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, Barclays Bank PLC, as Syndication Agent, Credit Suisse AG, Cayman Islands Branch and Goldman Sachs Bank USA, as Documentation Agents, and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (in such capacity, the “Agent”). The Credit Agreement provides for a revolving credit facility in an aggregate principal amount of $300,000,000 (the “Revolving Credit Facility”) and potential incremental revolving and term facilities at the request of the Company and at the discretion of the Lenders, on terms to be determined and in a maximum aggregate amount not to exceed the greater of $300 million and an amount such that the Company’s pro forma senior secured leverage ratio would not exceed 2.50 to 1.00. The Company intends to use the proceeds of loans under the Credit Agreement for general corporate purposes, which may include, among other things, financing acquisitions, working capital and capital expenditures. The outstanding amounts under the Revolving Credit Facility must be repaid on or before January 29, 2019.
Borrowings under the Revolving Credit Facility bear interest at the Eurodollar Rate or the Base Rate (as such terms are defined in the Credit Agreement) plus an applicable margin ranging from 2.00% to 2.50% for Eurodollar Rate-based loans and from 1.00% to 1.50% for Base Rate-based loans, depending upon the Company’s senior secured leverage ratio.
The Credit Agreement contains customary affirmative and negative covenants for agreements of this type, including delivery of financial and other information, compliance with laws, maintenance of property, existence, insurance and books and records, inspection rights, obligation to provide collateral and guarantees by new subsidiaries, preparation of environmental reports, participation in an annual meeting with the Agent and the Lenders, further assurances, satisfaction of post-closing obligations, limitations with respect to indebtedness, liens, fundamental changes, restrictive agreements, use of proceeds, amendments of organization documents, accounting changes, prepayments and amendments of indebtedness, dispositions of assets, acquisitions and other investments, sale leaseback transactions, conduct of business, transactions with affiliates, dividends and redemptions or repurchases of stock, capital expenditures, and granting liens on real property.
The Credit Agreement also contains customary financial covenants including (a) a quarterly maximum senior secured leverage ratio of 2.75 to 1.00, and (b) a quarterly minimum interest coverage ratio of 1.75 to 1.00.
The Credit Agreement provides for customary events of default, including material breach of representations and warranties, failure to make required payments, failure to comply with certain agreements or covenants, failure to pay, or default under, certain other material indebtedness, certain events of bankruptcy and insolvency, inability to pay debts, the occurrence of one or more unstayed or undischarged judgments in excess of $35 million or attachments issued against a material part of the Company’s property, change in control, the invalidity of any loan document, the failure of the collateral documents to create a valid and perfected first priority lien, and certain ERISA events. Upon the occurrence of an event of default, the Agent will, at the request of, or may, with the consent of, lenders holding more than 50% in principal amount of lender commitments and outstanding loans under the Credit Agreement, cause the maturity of the loans to be accelerated and exercise other rights and remedies available at law or under the loan documents, including with respect to the collateral and guarantees for the Company’s obligations under the Credit Agreement.
The Company’s obligations under the Credit Agreement are unconditionally guaranteed by each of its existing and subsequently acquired or organized domestic subsidiaries. As of this date, the guarantors are Post Foods, LLC, Attune Foods, LLC, Premier Nutrition Corporation, Premier Protein, Inc., Agricore United Holdings Inc., Dakota Growers Pasta Company, Inc., Primo Piatto, Inc. and DNA Dreamfields Company, LLC (the “Guarantors”). The Company’s obligations under the Credit Agreement are secured by security interests on substantially all of the assets of the Company and the Guarantors, except for real property, which will be added to the collateral if the Company incurs additional debt in excess of $150 million under the Credit Agreement.
Affiliates of the Agent and certain of the Lenders have provided certain financial and other advisory services to the Company, including acting as initial purchasers in the Company’s recent issuances of senior notes and preferred stock and advisory services with respect to the Company’s recently completed acquisition of Agricore United Holdings Inc. and its subsidiaries, including Dakota Growers Pasta Company, Inc.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto. The representations and warranties contained in the Credit Agreement were made only for purposes of that agreement and as of the dates specified therein; were solely for the benefit of the parties to the Credit Agreement; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by this reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Post held its annual meeting of shareholders (the “Annual Meeting”) at Gateway Center, One Gateway Drive, Collinsville, Illinois 62234 on Thursday, January 30, 2014. At the Annual Meeting, of the 32,693,019 shares outstanding and entitled to vote, 30,100,169 shares were represented, constituting a 92.07% quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1:
All of the nominees for director were elected to serve until the Annual Meeting of Shareholders to be held in 2017 or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Terence E. Block	26,847,048	1,274,928	1,978,193
Robert E. Grote	27,424,427	697,549	1,978,193

Proposal 2:
The proposal to approve increases in the number of shares of our common stock issuable upon conversion of our 3.75% Series B Cumulative Perpetual Convertible Preferred Stock was approved by the shareholders, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
26,820,259	1,257,842	43,875	1,978,193

Proposal 3:
The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2014 was ratified by the shareholders, by the votes set forth in the table below:

For	Against	Abstain
29,193,910	38,611	867,648

Proposal 4:	The Company’s executive compensation, as described in the Company’s 2013 Proxy Statement, was approved by the non-binding advisory votes of the shareholders set forth in the table below:

For	Against	Abstain	Broker Non-Votes
25,743,466	364,475	2,014,035	1,978,193

Item 8.01.    Other Events.

On February 3, 2014, Post issued a press release announcing that it had completed the previously announced acquisitions of Golden Boy Foods Ltd. (“Golden Boy”), a manufacturer of private label peanut and other nut butters, as well as dried fruits and snacking nuts, and Dymatize Enterprises, LLC (“Dymatize”), a manufacturer and marketer of premium protein powders, bars and nutritional supplements. Both acquisitions were effective on February 1, 2014.

A copy of Post’s press release announcing the closing of the Golden Boy and Dymatize transactions is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Number	Description

Exhibit 10.1
Credit Agreement, dated January 29, 2014, among the Post Holdings, Inc., the institutions from time to time party thereto as Lenders, Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, Barclays Bank PLC, as Syndication Agent, Credit Suisse AG, Cayman Island Branch and Goldman Sachs Bank USA, as Documentation Agents, and Wells Fargo Bank, National Association, as Administrative Agent

Exhibit 99.1	Press Release dated February 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 3, 2014	Post Holdings, Inc.
(Registrant)

	By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Credit Agreement, dated January 29, 2014, among the Post Holdings, Inc., the institutions from time to time party thereto as Lenders, Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, Barclays Bank PLC, as Syndication Agent, Credit Suisse AG, Cayman Island Branch and Goldman Sachs Bank USA, as Documentation Agents, and Wells Fargo Bank, National Association, as Administrative Agent

99.1	Press Release dated February 3, 2014